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                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                                                                       CONTACTS:

                                                 From Penton Media - Mary Abood,
                               VP, Corporate Communications & Investor Relations
                                               216-931-9551 or mabood@penton.com




                     PENTON ACQUIRES STREAMING MEDIA, INC.,
                     --------------------------------------
              LEADING MEDIA COMPANY SERVING STREAMING MEDIA MARKET
              ----------------------------------------------------

CLEVELAND, OH - September 28, 2000 - Penton Media, Inc. (NYSE: PME) today announced it has completed the acquisition of Streaming Media, Inc., San Francisco, a leading integrated media company serving the streaming media market. Streaming Media, Inc. produces the Streaming Media East, Streaming Media West and Streaming Media Europe trade shows, the streamingmedia.com Web site and Streaming Media Magazine. The purchase price was $65 million, plus contingent consideration of up to $35 million based on the achievement of specified business targets in 2001.

         Penton Media is a leading diversified business media company that produces market-focused magazines, Web sites, trade shows, and conferences. Penton's integrated media portfolio serves the following market sectors:
Internet/broadband; information technology; electronics; natural products/food/retail; manufacturing; design/engineering; management; supply chain/aviation; government/compliance; mechanical systems/construction; and leisure/hospitality.

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